Exhibit 99.1

Release: Immediate

Contact:

Media	Investor Relations
Rich Tauberman	Eva Huston
MWW Group (for Verisk Analytics)	Head of Investor Relations
202-585-2282	Verisk Analytics, Inc.
rtauberman@mww.com	201-469-2142
eva.huston@verisk.com
Verisk Analytics, Inc., Reports Second-Quarter 2010 Financial Results
Delivers 9.2% revenue growth and $0.33 diluted adjusted EPS
JERSEY CITY, N.J., August 4, 2010 (GLOBE NEWSWIRE) — Verisk Analytics, Inc. (Nasdaq: VRSK), a leading source of information about risk, today announced results for the second quarter ended June 30, 2010:
Second-Quarter 2010 Financial Highlights
See Tables 4 and 5 for a reconciliation of non-GAAP financial measures to the relevant GAAP measures.
•	Diluted GAAP earnings per share (“diluted GAAP EPS”) were $0.31 for second-quarter 2010, and diluted adjusted earnings per share (“diluted adjusted EPS”) were $0.33, an increase of 10.0% versus the same period in 2009.

•	Total revenues increased 9.2% for second-quarter 2010 and 10.8% year-to-date, driven by 18.3% growth in Decision Analytics revenues in the second quarter and 20.0% growth year-to-date. Risk Assessment revenues grew 0.7% for the quarter and 2.3% year-to-date. Adjusting for revenue recognized in second-quarter 2009 after previous deferral, Risk Assessment grew 2.4% in the second quarter and total revenues grew 10.1% for the second quarter.

•	Adjusted EBITDA increased 13.0% to $124.0 million for second-quarter 2010, and adjusted net income increased 14.5% to $62.5 million. Net income for the second quarter ended June 30, 2010, was $58.4 million.
Frank J. Coyne, chairman, president, and CEO, said, “We continue to be pleased with the performance of our company and believe we are positioned for long-term profitable growth. Our 2010 performance advances our track record of growth, further building upon 2009, when we increased our revenues by double digits. Our customers continue to recognize the strong value of our solutions, as evidenced by 20% revenue growth in our Decision Analytics segment year-to-date. Within Decision Analytics, in addition to the growth in our mortgage and healthcare solutions, we grew our insurance-facing solutions more than 12% in the second quarter.”

“The insurance market remains an area of opportunity for us as we help our customers manage risk and improve the efficiencies of their businesses, which is particularly important in today’s market. We are continually developing new solutions for our clients. For example, we have launched QuickFill®, which delivers any combination of Verisk’s dozens of automobile and/or property databases to insurance carriers at the point of quote. Another example is our integration of the advanced weather and climate risk analytics of AER into our insurance solutions, further differentiating our offerings,” continued Coyne.
“In other verticals, our mortgage solutions continue to grow revenue by double digits throughout the ups and downs of the origination cycle and we are confident about the promise of our healthcare solutions,” Coyne added.
Summary of Results for Second Quarter
Table 1

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2010	2009	%	2010	2009	%
	(in thousands, except per share amounts)			(in thousands, except per share amounts)

Revenues	$281,677	$257,916	9.2%	$557,831	$503,667	10.8%
EBITDA	$124,039	$106,033	17.0%	$247,686	$210,941	17.4%
Adjusted EBITDA	$124,039	$109,793	13.0%	$247,686	$217,534	13.9%
Net Income	$58,404	$45,939	27.1%	$113,779	$90,854	25.2%
Adjusted Net Income	$62,546	$54,629	14.5%	$124,592	$107,334	16.1%
Diluted GAAP EPS	$0.31	$0.26	19.2%	$0.60	$0.50	20.0%
Diluted adjusted EPS	$0.33	$0.30	10.0%	$0.66	$0.60	10.0%
Revenues
Overall, revenues grew 9.2% for the quarter ended June 30, 2010, and 8.2% excluding the impact of recent acquisitions (TierMed, Enabl-u, and Strategic Analytics). Adjusting for revenue recognized in second-quarter 2009 after previous deferral, revenue growth would have been 10.1% for the second quarter and 11.2% for the six months ended June 30, 2010.
Table 2A

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2010	2009	%	2010	2009	%
	(in thousands)			(in thousands)

Decision Analytics revenues by category:
Fraud Identification and detection solutions	$79,195	$66,633	18.9%	$157,990	$130,475	21.1%
Loss prediction solutions	39,779	35,943	10.7%	76,707	66,896	14.7%
Loss quantification solutions	28,414	22,033	29.0%	54,267	43,423	25.0%

Total Decision Analytics	$147,388	$124,609	18.3%	$288,964	$240,794	20.0%

Within the Decision Analytics segment, revenues grew 18.3% for the second quarter ended June 30, 2010, and 16.3% excluding recent acquisitions. During the quarter, revenue growth was led by a 29.0% increase in the company’s loss quantification solutions revenues, driven by new customer contracts and related transaction increases associated with claim events in the United States.
Fraud identification and detection solutions continued to be a strong contributor, with increased revenues of 18.9% in the second quarter led by continued growth in mortgage fraud analytics on both the front-end origination and the back-end review.
Loss prediction solutions revenues increased 10.7% for the quarter as the company experienced continued growth in its insurance and healthcare vertical markets.

Table 2B

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2010	2009	%	2010	2009	%
	(in thousands)			(in thousands)

Risk Assessment revenues by category:
Industry standard insurance programs	$87,427	$87,046	0.4%	$175,471	$172,193	1.9%
Property-specific rating and underwriting information	34,267	33,868	1.2%	68,226	65,869	3.6%
Statistical agency and data services	7,190	7,077	1.6%	14,369	14,135	1.7%
Actuarial services	5,405	5,316	1.7%	10,801	10,676	1.2%

Total Risk Assessment	$134,289	$133,307	0.7%	$268,867	$262,873	2.3%

Within the Risk Assessment segment, revenues grew 0.7% in the second quarter ended June 30, 2010. Adjusting for revenue recognized in second-quarter 2009 after previous deferral, Risk Assessment revenue growth would have been 2.4% for the second quarter and 3.1% year-to-date. Industry standard insurance programs would have growth 2.6% in the quarter and 3.0% year-to-date, adjusting for the previous deferral. Property-specific rating and underwriting information grew at a slower pace in second-quarter 2010 because of lower sales in certain small products.
Cost of Revenues
Cost of revenues increased 1.8% in the quarter ended June 30, 2010, and 0.4% excluding the impact of recent acquisitions. Excluding the impact of the reduced ESOP expenses, cost of revenues increased 3.9%, due in most part to annual increases in salary and benefits, partially offset by the reduction in pension costs. The cost of revenues for Risk Assessment, excluding the impact of reduced ESOP expenses, declined modestly because of lower pension and staff-related expenses.
Selling, General and Administrative
In second-quarter 2010, selling, general and administrative expense grew 9.6% and, excluding the impact of recent acquisitions, 7.9%. The increase was largely related to annual increases in salary as well as to equity compensation costs related to periodic expense of IPO and annual option grants.
EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA grew 17.0% and 13.0%, respectively, in the second quarter ended June 30, 2010. The Adjusted EBITDA margin was 44.0% for second-quarter 2010, an increase from 42.6% in the same period in 2009. The improved margin reflects decreased salary and benefits as a percentage of revenue versus 2009, which includes a reduction in pension costs and impact of operating leverage. Year-to-date Adjusted EBITDA grew 13.9%.
Table 3A

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2010	2009	%	2010	2009	%
	(in thousands)			(in thousands)

EBITDA	$124,039	$106,033	17.0%	$247,686	$210,941	17.4%
plus: ESOP allocation expense	—	3,147		—	5,780
plus: IPO-related costs	—	613		—	813

Adjusted EBITDA	$124,039	$109,793	13.0%	$247,686	$217,534	13.9%

EBITDA margin	44.0%	41.1%		44.4%	41.9%
Adjusted EBITDA margin	44.0%	42.6%		44.4%	43.2%

Adjusted segment EBITDA grew 22.9% for Decision Analytics and 5.5% for Risk Assessment for the quarter ended June 30, 2010, as shown in Table 3B. In second-quarter 2010, EBITDA and Adjusted EBITDA margins were 49.3% for Risk Assessment and 39.2% for Decision Analytics. Expansion of margins versus the same quarter in 2009 was driven by operating leverage as revenue grew, while the slight decline in margin versus first-quarter 2010 was due to annual salary and equity compensation increases, which occurred in the second quarter.
Table 3B

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2010	2009	%	2010	2009	%
	(in thousands)			(in thousands)

Segment EBITDA:
Risk Assessment	$66,198	$60,598	9.2%	$131,694	$121,197	8.7%
EBITDA margin	49.3%	45.5%		49.0%	46.1%
Decision Analytics	$57,841	$45,435	27.3%	$115,992	$89,744	29.2%
EBITDA margin	39.2%	36.5%		40.1%	37.3%
Total EBITDA	$124,039	$106,033	17.0%	$247,686	$210,941	17.4%
EBITDA margin	44.0%	41.1%		44.4%	41.9%

Adjusted segment EBITDA:
Risk Assessment	$66,198	$62,744	5.5%	$131,694	$124,968	5.4%
Adjusted EBITDA margin	49.3%	47.1%		49.0%	47.5%
Decision Analytics	$57,841	$47,049	22.9%	$115,992	$92,566	25.3%
Adjusted EBITDA margin	39.2%	37.8%		40.1%	38.4%
Total adjusted EBITDA	$124,039	$109,793	13.0%	$247,686	$217,534	13.9%
EBITDA margin	44.0%	42.6%		44.4%	43.2%

Net Income and Adjusted Net Income
Net income increased 27.1% and adjusted net income grew 14.5% in second-quarter 2010, reflecting profitable growth in the business. The table below sets forth a reconciliation of net income to adjusted net income and adjusted EPS based on our historical results:
Table 4

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2010	2009	%	2010	2009	%
	(in thousands, except per share amounts)			(in thousands, except per share amounts)

Net Income	$58,404	$45,939	27.1%	$113,779	$90,854	25.2%
plus: Amortization of intangibles	7,020	8,464		14,324	16,974
plus: Medicare subsidy	—	—		2,362	—
plus: ESOP allocation expense	—	3,147		—	5,780
plus: IPO-related costs	—	613		—	813
less: Income tax effect on amortization of intangibles	(2,878)	(3,534)		(5,873)	(7,087)

Adjusted net income	$62,546	$54,629	14.5%	$124,592	$107,334	16.1%

Basic adjusted EPS	$0.35	$0.32	9.4%	$0.69	$0.62	11.3%

Diluted adjusted EPS	$0.33	$0.30	10.0%	$0.66	$0.60	10.0%

Weighted average shares outstanding
Basic	180,492,106	172,887,331		180,272,828	173,409,800

Diluted	189,541,893	179,824,479		189,498,324	180,204,300

Net Cash Provided by Operating Activities and Capital Expenditures
Net cash provided by operating activities was $173.0 million for the six months ended June 30, 2010, a decrease of $11.5 million compared with the first six months of 2009. Improved business profitability of $35.4 million was offset by an increase of $35.8 million in the change in working capital primarily related to accelerated timing of certain customer payments received in fourth-quarter 2009 for 2010 invoices, while they were received in the first and second quarters in 2009 for 2009 invoices, as well as an increase in salary and employee-related payments of approximately $11.0 million due to an additional pay cycle that occurred in June 2010 versus July 2009. Taxes reflected in operating activities also increased by $12.4 million, of which $3.0 million was increased tax payments and the remainder related to treatment of the cash tax benefit of increased option exercises in the period.
Capital expenditures were $16.8 million in the first six months of 2010, a decrease of $1.9 million from the first-half of 2009. Capital expenditures were 3.0% of revenue in the first six months of 2010. Verisk expects capital expenditures to be approximately $43 million for full-year 2010.
Net cash provided by operating activities less capital expenditures represented 63.1% of EBITDA during the first six months of 2010, reflecting the company’s strong cash flow conversion.
Share Repurchase
Verisk announced on May 6, 2010, that its Board of Directors approved a $150.0 million share repurchase program, the purpose of which is to limit dilution from options and benefit programs. In the second quarter, Verisk repurchased 2,676,149 shares at an average of $29.88 per share for a total purchase price of approximately $80 million, including repurchases related to certain employee option exercises. Remaining authorization under the program as of June 30, 2010, was approximately $85.1 million.

Conference Call
Verisk’s management team will host a live audio webcast on Thursday, August 5, 2010, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-368-8165 for U.S./Canada participants or 970-315-0262 for international participants.
A replay of the webcast will be available on the Verisk investor website, http://investor.verisk.com, for 30 days and also through the conference call number 1-800-642-1687 for U.S./Canada participants or 706-645-9291 for international participants using Conference ID #86122571.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, mortgage, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision-support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA and Adjusted EBITDA, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.

EBITDA and Adjusted EBITDA
The table below sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA based on our historical results:
Table 5

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2010	2009	%	2010	2009	%
	(in thousands)			(in thousands)
Net Income	$58,404	$45,939	27.1%	$113,779	$90,854	25.2%

Depreciation and amortization of fixed and intangible assets	16,964	18,182	(6.7)%	34,197	35,887	(4.7)%
Investment income and realized (gains)/losses on securities, net	(121)	(82)	47.6%	(185)	273	(167.7)%
Interest expense	8,445	8,523	(0.9)%	16,911	16,677	1.4%
Provision for income taxes	40,347	33,471	20.5%	82,984	67,250	23.4%

EBITDA	$124,039	$106,033	17.0%	$247,686	$210,941	17.4%

plus: ESOP allocation expense	—	3,147		—	5,780
plus: IPO-related costs	—	613		—	813

Adjusted EBITDA	$124,039	$109,793	13.0%	$247,686	$217,534	13.9%

EBITDA and Adjusted EBITDA are financial measures that management uses to evaluate the performance of our segments. The company defines “EBITDA” as net income before investment income, realized (gains)/losses on securities, interest expense, income taxes, depreciation, and amortization. The company defines “Adjusted EBITDA” as EBITDA before ESOP allocation expense, IPO-related costs, and other nonrecurring items.
Although EBITDA and adjusted EBITDA are frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation, or as a substitute for an analysis of our statement of cash flow reported under GAAP. Management uses EBITDA and Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:
•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirement for, our working capital needs.

•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2010 and December 31, 2009

	2010
	unaudited	2009
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$106,827	$71,527
Available-for-sale securities	5,067	5,445
Accounts receivable, net	118,470	89,436
Prepaid expenses	21,684	16,155
Deferred income taxes, net	4,405	4,405
Federal and foreign income taxes receivable	19,206	16,721
State and local income taxes receivable	1,869	—
Other current assets	7,962	21,656

Total current assets	285,490	225,345

Noncurrent assets:
Fixed assets, net	86,253	89,165
Intangible assets, net	100,228	108,526
Goodwill	501,996	490,829
Deferred income taxes, net	63,920	66,257
State income taxes receivable	4,933	6,536
Other assets	10,448	10,295

Total assets	$1,053,268	$996,953

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$81,571	$101,401
Acquisition related liabilities	544	—
Short-term debt and current portion of long-term debt	53,935	66,660
Pension and postretirement benefits, current	5,284	5,284
Fees received in advance	182,275	125,520
State and local income taxes payable	—	1,414

Total current liabilities	323,609	300,279

Noncurrent liabilities:
Long-term debt	476,767	527,509
Pension benefits	94,900	102,046
Postretirement benefits	23,586	25,108
Other liabilities	80,831	76,960

Total liabilities	999,693	1,031,902

Commitments and contingencies Stockholders’ equity/(deficit):
Verisk Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 127,658,986 and 125,815,600 shares issued and 125,485,880 and 125,815,600 outstanding as of June 30, 2010 and December 31, 2009, respectively	32	30
Verisk Class B (Series 1) common stock, $.001 par value; 400,000,000 shares authorized; 205,637,925 shares issued and 27,118,975 outstanding as of June 30, 2010 and December 31, 2009	50	50
Verisk Class B (Series 2) common stock, $.001 par value; 400,000,000 shares authorized; 205,637,925 shares issued and 27,118,975 outstanding as of June 30, 2010 and December 31, 2009	50	50
Unearned KSOP contributions	(1,167)	(1,305)
Additional paid-in capital	690,635	652,573
Treasury stock, at cost, 359,211,006 and 357,037,900 shares as of June 30, 2010 and December 31, 2009	(748,895)	(683,994)
Retained earnings	165,054	51,275
Accumulated other comprehensive loss	(52,184)	(53,628)

Total stockholders’ equity/(deficit)	53,575	(34,949)

Total liabilities and stockholders’ equity/(deficit)	$1,053,268	$996,953

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For The Three Months and Six Month Periods Ended June 30, 2010 and 2009

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands, except for share and per share data)
Revenues	$281,677	$257,916	$557,831	$503,667

Expenses:
Cost of revenues (exclusive of items shown separately below)	115,000	112,978	229,993	220,501
Selling, general and administrative	42,638	38,905	80,152	72,225
Depreciation and amortization of fixed assets	9,944	9,718	19,873	18,913
Amortization of intangible assets	7,020	8,464	14,324	16,974

Total expenses	174,602	170,065	344,342	328,613

Operating income	107,075	87,851	213,489	175,054

Other income/(expense):
Investment income	92	49	124	92
Realized gains/(losses) on securities, net	29	33	61	(365)
Interest expense	(8,445)	(8,523)	(16,911)	(16,677)

Total other expense, net	(8,324)	(8,441)	(16,726)	(16,950)

Income before income taxes	98,751	79,410	196,763	158,104
Provision for income taxes	(40,347)	(33,471)	(82,984)	(67,250)

Net income	$58,404	$45,939	$113,779	$90,854

Basic net income per share of Class A and Class B (1):	$0.32	$0.27	$0.63	$0.52

Diluted net income per share of Class A and Class B (1):	$0.31	$0.26	$0.60	$0.50

Weighted average shares outstanding:
Basic (1)	180,492,106	172,887,331	180,272,828	173,409,800

Diluted (1)	189,541,893	179,824,479	189,498,324	180,204,300

(1)	All share and per share data has been adjusted to reflect a fifty-for-one stock split that occurred in October 2009.

VERISK ANALYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For The Six Months Ended June 30, 2010 and 2009

	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$113,779	$90,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	19,873	18,913
Amortization of intangible assets	14,324	16,974
Amortization of debt issuance costs	789	—
Allowance for doubtful accounts	526	509
KSOP compensation expense	5,729	10,738
Stock-based compensation	10,284	5,515
Non-cash charges associated with performance based appreciation awards	792	1,385
Realized (gains)/losses on securities, net	(61)	365
Deferred income taxes	507	(199)
Other operating	30	30
Loss on disposal of assets	38	308
Non-cash charges associated with lease termination	—	196
Excess tax benefits from exercised stock options	(10,036)	(658)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(28,694)	(20,256)
Prepaid expenses and other assets	(5,504)	(3,964)
Federal and foreign income taxes	17,729	9,538
State and local income taxes	(1,387)	(3,901)
Accounts payable and accrued liabilities	(18,327)	(11,196)
Acquisition related liabilities	—	(300)
Fees received in advance	55,959	60,452
Other liabilities	(3,316)	9,226

Net cash provided by operating activities	173,034	184,529

Cash flows from investing activities:
Acquisitions, net of cash acquired of $1,556 and $9,477	(6,386)	(51,618)
Earnout payments	—	(78,100)
Proceeds from release of acquisition related escrows	283	—
Escrow funding associated with acquisitions	(1,500)	(7,000)
Purchases of available-for-sale securities	(262)	(398)
Proceeds from sales and maturities of available-for-sale securities	511	628
Purchases of fixed assets	(15,570)	(16,195)

Net cash used in investing activities	(22,924)	(152,683)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	80,000
Proceeds from issuance of short-term debt, net	—	40,000
Redemption of ISO Class A common stock	—	(38,282)
Repurchase of Verisk Class A common stock	(62,266)	—
Net share settlement of taxes upon exercise of stock options	(15,051)	—
Repayment of current portion of long-term debt	—	(100,000)
Repayment of short-term debt, net	(64,069)	(2,659)
Excess tax benefits from exercised stock options	10,036	658
Proceeds from stock options exercised	16,733	1,126

Net cash used in financing activities	(114,617)	(19,157)

Effect of exchange rate changes	(193)	88

Increase in cash and cash equivalents	35,300	12,777

Cash and cash equivalents, beginning of period	71,527	33,185

Cash and cash equivalents, end of period	$106,827	$45,962

Supplemental disclosures:
Taxes paid	$63,545	$60,464

Interest paid	$16,299	$16,527

Non-cash investing and financing activities:
Repurchase of Verisk Class A common stock included in accounts payable and accrued liabilities	$2,635	$—

Redemption of ISO Class A common stock used to fund the exercise of stock options	$—	$456

Deferred tax liability established on date of acquisition	$(732)	$(8,744)

Capital lease obligations	$602	$1,972

Capital expenditures included in accounts payable and accrued liabilities	$668	$619

Decrease in goodwill due to finalization of acquisition related liabilities	$—	$(4,300)

Increase in goodwill due to acquisition related escrow distributions	$6,996	$—